FINAL
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, OH 43215-2373

                                        December 20, 2025

Andrew Teno
Via Email

Dear Andrew:

This letter agreement (this “Agreement”) outlines the terms of your appointment as a non-voting Board Observer to the Board of Directors (the “Board”) of American Electric Power Company, Inc., a New York Corporation (the “Company”). This Agreement is effective as of December 22, 2025. This Agreement shall be acknowledged and agreed to by the persons and entities listed on Schedule A (collectively, the “Icahn Group,” and each individually a “member” of the Icahn Group).

In your capacity as Board Observer, you will attend Board meetings in accordance with this Agreement. As Board Observer, you will receive, contemporaneous with their distribution to the Board, copies of all documents distributed to the Board, including notice of all meetings of the Board, all written consents of the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board. You will be permitted to attend and reasonably participate, but not vote, at all meetings of the Board (whether such meetings are held in person, telephonically or otherwise) but you will not have other rights of a member of the Board. You will confirm your attendance at any such meeting as promptly as practicable following receipt of the notice of such meeting (and, in any event, at least three (3) business days prior to the meeting). Notwithstanding the foregoing, the Company reserves the right to exclude you from access to any document, material or meeting or portion thereof if, and only to the extent that, (i) the Company reasonably determines that (x) such exclusion is necessary to preserve any attorney-client privilege or in order to comply with (or to not reasonably be expected to violate) any law, rule or regulation (including any rule or regulation of the Nasdaq Stock Market LLC) applicable to the Company or its subsidiaries or (y) such document, material or meeting or portion thereof does not concern the corporate strategy and financial and operational performance of the Company or mergers and other acquisitions of material assets, dispositions of material assets or similar material business combination transactions, (ii) the Board reasonably determines, from a governance perspective, that it would be more appropriate for it to meet in executive session without you present, or (iii) there exists, with respect to the subject of the meeting or the documents provided to the Board, an actual conflict of interest between the Company and the Icahn Group.

You acknowledge and understand that there will be no compensation in connection with this role and you will not be entitled to participate in any of the Company’s benefit plans. To the extent any classification is required in connection with any reimbursement or deemed payment to you from the Company, you also acknowledge and understand that you will be an independent contractor to, not an employee of, the Company.

In connection with your role as Board Observer, you will be furnished with information concerning the Company in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit A (the “Confidentiality Agreement”), which you and the Icahn

Group agree to execute and deliver to the Company. The Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with the execution and delivery of the Agreement by you and the Icahn Group. At any time that you are a Board Observer, the Board shall not adopt a policy precluding members of the Board or you from speaking to Carl Icahn with respect to non-privileged matters (upon the advice of internal or outside counsel), and the Company confirms that it will advise members of the Board that they may, but are not obligated to, speak to Carl Icahn with respect to non-privileged matters (but subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and compliance with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Group has been provided written copies in advance (or which have been filed with the United States Securities and Exchange Commission (the “SEC”) or posted on the Company’s website), including the Company’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Principles of Corporate Governance of the Board of Directors, Political Engagement Policy, Insider Trading Policy, Related Person Transaction Approval Policy, and other corporate governance policies (collectively, the “Company Policies”), but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group or involve any privileged matters. Further, the Icahn Group acknowledges that it is aware that its obligations under the federal securities laws (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning the Company, from trading, purchasing or selling the Company’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

You agree that the confidentiality obligations are necessary for the reasonable protection of the Company and its affiliates, and that these restraints are reasonable with respect to subject matter. You acknowledge and agree that if for any reason any of the provisions of this Agreement (including your confidentiality obligations) are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused , for which monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper. You agree that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach by you of any of such covenants, without the necessity of showing actual monetary damages or the posting of a bond or other security. You and the Company further agree that, in the event that any provision of this Agreement is determined by any court to be unenforceable by reason of its being extended over too great a time, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. You further covenant that you will not challenge the reasonableness of any of the provisions contained herein and that you will reimburse the Company and its affiliates for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Agreement if the Company or its affiliates prevails on any material issue involved in such dispute or if you challenge the enforceability or reasonableness of any of the provisions of this Agreement.

This Agreement and your service as Board Observer may be terminated by either party any time upon written notice to the other party.

The parties hereto additionally agree as follows:

From and after the date hereof, until the later of (x) 30 days after the termination of this Agreement and (y) January 30, 2026 (the “Standstill Period”), no member of the Icahn Group shall,

directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly:

(i)acquire, offer or propose to acquire any shares of common stock, $6.50 par value per share, of the Company (“Common Shares”) (or beneficial ownership thereof), or rights or options to acquire any Common Shares (or beneficial ownership thereof) if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have beneficial ownership of more than 4.9% of the then outstanding Common Shares; provided that, for purposes of this subsection (i), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;
(ii)form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the securities of the Company;
(iii)present (or request to present) at any annual meeting or any special meeting of the Company’s shareholders, any proposal for consideration for action by shareholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;
(iv)grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Common Shares in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);
(v)call or seek to call any special meeting of the Company or action by consent resolutions;
(vi)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company (other than to enforce the provisions of this Agreement) or make any request under Section 624 of the New York Business Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;
(vii)separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction which is made for all Common Shares and is available on the same terms to the holders of all Common Shares; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Agreement with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, combination or majority share acquisition, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution;
(viii)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;
(ix)make any public communication in opposition to (A) any merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;
(x)seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of shareholders;
(xi)make any public proposal or request with respect to (A) controlling, changing or influencing the Board or management of the Company or its subsidiaries, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company or its subsidiaries, (C) any other material change in the Company’s management, business or corporate or governance structure or (D) any waiver, amendment or modification to the Company’s Articles of Incorporation or Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy;
(xii)publicly disclose any intention, plan or arrangement inconsistent with any provision of this Agreement; or
(xiii)encourage or support any other person to take any of the actions described in this Agreement that the Icahn Group is restricted from doing.

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company or the Company’s respective current or former officers or directors and (ii) neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors. For purposes of this Agreement, (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (B) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

For the avoidance of doubt, that certain Director Appointment and Nomination Agreement dated as of February 12, 2024 by and among the Icahn Group, the Company and the New Independent Director is terminated effective as of the date hereof.

For the avoidance of doubt, the Company and the Icahn Group acknowledge and agree that the Company will not nominate Hunter C. Gary to stand for election as a director at the 2026 annual meeting of shareholders of the Company.

This letter agreement will be governed by the laws of the State of New York, without regard to any conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

[The remainder of this page intentionally left blank.]

Please confirm your acceptance of your appointment to the position described above by signing in the space provided below and returning. Formalities aside, we are pleased to have you as Board Observer.

Sincerely,

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ William J. Fehrman
Name: William J. Fehrman
Title: Chair, President and Chief Executive Officer
Agreed and accepted as of the date first written above:

                    ICAHN GROUP

                    CARL C. ICAHN

                    /s/ Carl C. Icahn
                    CARL C. ICAHN

                    ANDREW TENO

                    /s/ Andrew Teno
                    ANDREW TENO

                    ICAHN PARTNERS LP

                    By: /s/ Jesse Lynn
                    Name: Jesse Lynn
                    Title: Chief Operating Officer

                    ICAHN PARTNERS MASTER FUND LP

                    By: /s/ Jesse Lynn
Name: Jesse Lynn
                    Title: Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

                    By: /s/ Ted Papapostolou
                    Name: Ted Papapostolou
                    Title: Chief Financial Officer

                    ICAHN ENTERPRISES HOLDINGS L.P.

                    By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ Ted Papapostolou
                    Name: Ted Papapostolou
                    Title: Chief Financial Officer

                    IPH GP LLC

                    By: /s/ Ted Papapostolou
                    Name: Ted Papapostolou
                    Title: Chief Financial Officer

                    ICAHN CAPITAL LP

                    By: /s/ Jesse Lynn
                    Name: Jesse Lynn
                    Title: Chief Operating Officer

                    ICAHN ONSHORE LP

                    By: /s/ Jesse Lynn
                    Name: Jesse Lynn
                    Title: Chief Operating Officer

                    ICAHN OFFSHORE LP

                    By: /s/ Jesse Lynn
                    Name: Jesse Lynn
                    Title: Chief Operating Officer

                    BECKTON CORP

                    By: /s/ Ted Papapostolou
                    Name: Ted Papapostolou
                    Title: Vice President

                    SCHEDULE A

Carl C. Icahn
Andrew Teno
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Enterprises G.P. Inc.
Icahn Enterprises Holdings L.P.
IPH GP LLC
Icahn Capital LP
Icahn Onshore LP
Icahn Offshore LP
Beckton Corp.

EXHIBIT A
CONFIDENTIALITY AGREEMENT
December 20, 2025
To:    Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)
Ladies and Gentlemen:
This letter agreement shall become effective upon the execution of a letter agreement between American Electric Power Company, Inc. (the “Company”) and Andrew Teno and the Icahn Group related to the appointment of Andrew Teno as a Board Observer to the Board of Directors of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Board Observer Agreement (the “Board Observer Agreement”), dated as of December 20, 2025, among the Company, Andrew Teno and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Board Observer may, if and to the extent he desires to do so, disclose non-privileged information he obtains while serving as a non-voting observer to the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Board Observer or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Board Observer or by or on behalf of the Company, any of its subsidiaries or their respective agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than the Board Observer, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, any of its subsidiaries or any other person with respect to such information at the time the information was disclosed to you.

You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential, (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company and (c) use the Evaluation Material only in connection with monitoring and advising you on your investment in the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that the Board Observer shall not disclose to you or your Representatives any Privileged Information (as defined below) that may be included in the Evaluation Material. “Privileged Information” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege.
In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company or any of its subsidiaries other than the Chair of the Board, the President and Chief Executive Officer, Chief Financial Officer, General Counsel or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company.

All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. Upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.
You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Common Shares or any of the Company’s other securities on the basis of such information in violation of such laws.
You hereby represent and warrant to the Company that (i) you have all requisite corporate, entity or other power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the federal or state courts of the State of New York. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the federal or state courts of the State of New York, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
This letter agreement and the Board Observer Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
if to the Company:

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, OH 43215-2373
Attention:     Robert Berntsen, EVP, General Counsel and Secretary
Email:     rberntsen@aep.com
With copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:     Lori Zyskowski
    Andrew Kaplan
Emails:     lzyskowski@gibsondunn.com
    akaplan@gibsondunn.com

if to the Icahn Group:

Icahn Capital LP
16690 Collins Avenue, Penthouse Suite
Sunny Isles Beach, FL 33160
Attention:    Jesse Lynn, Chief Operating Officer
Email:     jlynn@sfire.com
If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.
This letter agreement shall expire three (3) years from the date on which the Board Observer ceases to be Board Observer; except that you shall maintain in accordance with the confidentiality obligations set forth in this letter agreement any Evaluation Material (i) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and/or (ii) retained pursuant to this Agreement.
No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.
[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.
Very truly yours,
AMERICAN ELECTRIC POWER COMPANY, INC.
By:
Name:    William J. Fehrman
Title:    Chair, President and Chief Executive Officer

Accepted and agreed as of the date first written above:
CARL C. ICAHN

Carl C. Icahn
ANDREW TENO

Andrew Teno
ICAHN PARTNERS LP
By:
Name:    Jesse Lynn
Title:    Chief Operating Officer
ICAHN PARTNERS MASTER FUND LP
By:
Name:    Jesse Lynn
Title:    Chief Operating Officer
ICAHN ENTERPRISES G.P. INC.
By:
Name:     Ted Papapostolou
Title:     Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By:    Icahn Enterprises G.P. Inc., its general partner
By:
Name:     Ted Papapostolou
Title:     Chief Financial Officer
IPH GP LLC
By:
Name:     Ted Papapostolou
Title:     Chief Financial Officer
ICAHN CAPITAL LP
By:
Name:    Jesse Lynn
Title:    Chief Operating Officer
ICAHN ONSHORE LP
By:
Name:    Jesse Lynn
Title:    Chief Operating Officer
ICAHN OFFSHORE LP
By:
Name:    Jesse Lynn
Title:    Chief Operating Officer
BECKTON CORP
By:
Name:     Ted Papapostolou
Title:     Vice President

SCHEDULE A

Carl C. Icahn
Andrew Teno
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Enterprises G.P. Inc.
Icahn Enterprises Holdings L.P.
IPH GP LLC
Icahn Capital LP
Icahn Onshore LP
Icahn Offshore LP
Beckton Corp.